UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VEEA INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! VEEA INC. 164 EAST 83RD STREET NEW YORK, NY 10028 VEEA INC. 2026 Annual Meeting Vote by December 27, 2026 11:59 PM ET You invested in VEEA INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholders meeting to be held on December 28, 2026. Vote Virtually at the Meeting* December 28, 2026 10:00 A.M. ET Virtually at: www.virtualshareholdermeeting.com/VEEA2026 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # T04794-P58855 Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to December 14, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings". Voting Items Board Recommends T04795-P58855 1. To elect the nominee listed below as a Class II director to serve for a three-year term that expires at the 2029 Annual Meeting of stockholders, or until the election and qualification of his successor in office, subject to his earlier death, resignation or removal. Nominee: 1a. Alan Black For 2. To approve an amendment to Section 4(a) of the Company's 2024 Equity Incentive Plan (the "2024 Plan") to increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2024 Plan from 553,022 shares of common stock to 750,000 shares of common stock by adding 196,978 shares reserved for awards under the 2024 Plan. For 3. To ratify the appointment of PKF O'Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2026. For 4. To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. NOTE: In the event that there are insufficient votes for, or otherwise in connection with, the approval of the proposals, the Annual Meeting may be adjourned to a later date or dates to permit further solicitation and vote of proxies.